     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2000

                                                  REGISTRATION NUMBER 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CAL DIVE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                     MINNESOTA                                          95-3409686
          (State of other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                            Identification No.)

                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 618-0400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ANDREW C. BECHER
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          CAL DIVE INTERNATIONAL, INC.
                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 618-0400
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                    Copy to:
                                ARTHUR H. ROGERS
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5421

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

    If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                            PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE        OFFERING PRICE      PROPOSED MAXIMUM         AMOUNT OF
          TO BE REGISTERED                REGISTERED          PER SHARE(1)        OFFERING PRICE      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value..........   4,300,000 Shares          $49.50            $212,850,000          $56,192.40
------------------------------------------------------------------------------------------------------------------------
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

(1) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee based on the average of the high and low reported prices on July 17, 2000, as reported on the Nasdaq National Market. Includes shares of common stock that may be sold by selling shareholders.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS PROHIBITED.

                   SUBJECT TO COMPLETION, DATED JULY 20, 2000

PROSPECTUS

                                     [LOGO]

                        4,300,000 SHARES OF COMMON STOCK

     This prospectus relates to the common stock, no par value, of Cal Dive International, Inc.

     We will provide the specific terms of the common stock offerings in supplements to this prospectus. This prospectus may not be used to sell common stock unless it is accompanied by a prospectus supplement.

     We may also allow selling shareholders, including our largest stockholder Coflexip S.A., to offer and sell common stock under this prospectus.

     Our common stock is quoted on the Nasdaq National Market under the symbol "CDIS."

     YOU SHOULD CAREFULLY REVIEW AND CONSIDER THE INFORMATION UNDER THE HEADING "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND UNDER THE HEADING "FACTORS INFLUENCING FUTURE RESULTS AND ACCURACY OF FORWARD LOOKING INFORMATION" IN CAL DIVE'S LATEST ANNUAL REPORT ON FORM 10-K INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            , 2000

                                    CONTENTS

About this Prospectus.......................................    1
About Cal Dive..............................................    1
Risk Factors................................................    2
Use of Proceeds.............................................    2
Description of Capital Stock................................    3
Selling Shareholders........................................    6
Plan of Distribution........................................    7
Legal Matters...............................................    8
Experts.....................................................    8
Where You Can Find More Information.........................    9
Incorporation of Certain Documents by Reference.............    9

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

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf process, we may offer common stock in one or more offerings, and certain third parties may sell common stock under this prospectus, up to a total of 4,300,000 shares. The third parties include our largest stockholder Coflexip S.A., which may exercise certain demand registration rights to sell common stock, should Coflexip decide to sell some or all of its shares.

     This prospectus provides you with a general description of common stock that may be offered. Each time we use this prospectus to offer common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

     Any selling shareholders will be identified, and the number of shares of common stock to be offered by them will be specified, in a supplement to this prospectus. We will not receive proceeds from any sale of common stock by selling shareholders.

     We may offer the common stock in amounts, at prices and on terms determined at the time of each offering. We may sell the common stock directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the common stock, we will name them and describe their compensation in a prospectus supplement.

     Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

                                 ABOUT CAL DIVE

     We are a leading subsea development contractor providing services from the shallowest to the deepest waters in the Gulf of Mexico. Over three decades, we have earned a reputation for innovation both in partnering with our customers and in underwater construction techniques and equipment. With a diversified fleet of 14 vessels along with barges available under an alliance with Horizon Offshore, Inc., our work covers the life of an offshore natural gas or oil field. Through one of our subsidiaries, Energy Resource Technology, Inc. ("ERT"), we acquire mature offshore properties to provide a cost effective alternative to the decommissioning process. Our customers include major and independent natural gas and oil producers, pipeline transmission companies and offshore engineering and construction firms.

     In Gulf water depths greater than 1,000 feet, we are a leader in solving technological challenges encountered in the "Deepwater". Many of our Deepwater projects involve unique techniques or technologies we developed. With five Deepwater-capable vessels, we have a technically diverse fleet for the delivery of these subsea solutions. In 1999, at an estimated cost of $150 million, we began construction of our newest and most advanced Deepwater vessel, the Q4000. This vessel incorporates our latest technologies and elements of its design are patented. We have also formed alliances with other offshore service and equipment providers and customers which enhance our ability to provide full field and life of field services. Recently, we acquired a 20% working interest in a Gulf Deepwater oil and natural gas exploration project in partnership with Kerr-McGee Oil & Gas Corporation, the operator. Consistent with the Company's philosophy of avoiding exploratory risk, financing for the exploratory costs is being provided by an investment partnership, the investors of which are Cal Dive senior management. Once the decision has been made to begin development, Cal Dive has the right to participate in field development planning and funding and will collaborate with the working interest owners in the execution of subsea construction work. This project is an extension of our new Deepwater strategy of securing utilization for our subsea assets by partnering with our customers.

     In shallow water depths up to 1,000 feet, we are a dominant provider of services which include air and saturation diving. Thirteen of our vessels perform these services, four of which support saturation diving. In 1999, we doubled the size and management strength of our shallow dive operations by

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

purchasing the shares of Aquatica, Inc. we did not already own. We also completed five projects involving shallow water full-field development bringing new wells online at a lower cost and on an accelerated time frame as short as 17 weeks.

     We are a leader in the operation and decommissioning of mature oil and gas properties in the shallow water Gulf of Mexico. Our salvage assets were essentially fully utilized in 1998 and 1999, despite weak markets. Through our subsidiary ERT, we are one of few companies with the combined attributes of financial strength, reservoir engineering, operations expertise and company-owned salvage assets that is acquiring and operating mature properties in the Gulf of Mexico. In 1999, ERT doubled the number of offshore properties it leases and increased production levels 82% over 1998.

     The address of our principal executive office is 400 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060, and our telephone number is (281) 618-0400. In this prospectus, references to "Cal Dive", "CDI", "we", "us", and "our" each refers to Cal Dive International, Inc. and, unless otherwise stated, our subsidiaries.

                                  RISK FACTORS

     Before investing in our common stock, you should carefully review and consider the information under the heading "Risk Factors" in the applicable prospectus supplement and under the heading "Factors Influencing Future Results and Accuracy of Forward Looking Information" in Cal Dive's latest Annual Report on Form 10-K incorporated by reference in this prospectus.

                                USE OF PROCEEDS

     Except as we may describe in a prospectus supplement, we will use the net proceeds, if any, from any sale of the common stock covered by this prospectus for the purchase of vessels or offshore properties and other general corporate purposes, such as working capital, investment in subsidiaries or the retirement of existing debt. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest bearing securities until they are used for such purposes.

     The exact amounts to be used and when the net proceeds will be applied to general corporate purposes will depend on a number of factors, including our funding requirements and the availability of alternative funding sources. We routinely review acquisition opportunities; however, we do not currently have any acquisitions under contract. We will disclose in a prospectus supplement any future proposal to use net proceeds from an offering of our common stock to finance any specific acquisition, if applicable.

     We will not receive any proceeds from any sale of shares of our common stock by selling shareholders.

                          DESCRIPTION OF CAPITAL STOCK

     CDI's amended and restated articles of incorporation provide for authorized capital stock of 60,000,000 shares of common stock, of which 15,731,024 shares were issued and outstanding on July 18, 2000, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding. The following summary description of our capital stock is qualified in its entirety by reference to the articles of incorporation and our amended and restated bylaws, a copy of each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

COMMON STOCK

     The holders of common stock are entitled to one vote for each share on all matters voted on by shareholders, and except as otherwise required by law or as provided in any resolution adopted by the board of directors with respect to any series of preferred stock, the holders of shares of common stock exclusively possess all voting power.

     Subject to any preferential rights of any outstanding series of preferred stock created by the board of directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by the board of directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of CDI available for distribution to such holders. The common stock is not convertible or redeemable and there are no sinking fund provisions therefor. Holders of the common stock are not entitled to any preemptive rights except under the Shareholders Agreement.

PREFERRED STOCK

     The board of directors of CDI, without any action by our shareholders, is authorized to issue up to 5,000,000 shares of preferred stock, in one or more series and to determine the voting rights, preferences as to dividends and assets in liquidation and the conversion and other rights of each such series. There are no shares of preferred stock outstanding. See "-- Certain Anti-takeover Provisions" with regard to the effect that the issuance of preferred stock might have on attempts to take over CDI.

REGISTRATION RIGHTS

     CDI has entered into a 1997 Registration Rights Agreement (the "Registration Rights Agreement") with Coflexip S.A. pursuant to which Coflexip S.A. is entitled to certain rights with respect to the registration of such shares under the Securities Act. Under the Registration Rights Agreement, Coflexip has demand registration rights. The Registration Rights Agreement further provides that if CDI proposes to register any of its securities under the Securities Act, Coflexip S.A. is entitled to include shares of our common stock owned by it in such offering provided, among other conditions, that the underwriters of any offering have the right to limit the number of such shares included in such registration.

CERTAIN ANTI-TAKEOVER PROVISIONS

     The articles of incorporation and bylaws contain a number of provisions that could make the acquisition of CDI by means of a tender or exchange offer, a proxy contest or otherwise more difficult. The description of those provisions set forth below is intended to be only a summary and is qualified in its entirety by reference to the pertinent sections of the articles of incorporation and the bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

     Classified Board of Directors; Removal of Directors. CDI's directors are currently divided into three classes, only one class of which is subject to re-election in any given year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the board of directors. At least two annual meetings of shareholders generally will be required to effect a change in a majority of the board of directors. Such a delay may help ensure that CDI's directors, if confronted by a shareholder attempting to force a proxy contest, a tender or exchange offer or an extraordinary corporate

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

transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interest of the shareholders. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of the board of directors would be beneficial to CDI and its shareholders and whether a majority of our shareholders believes that such a change would be desirable.

     The articles of incorporation provide that directors of CDI may only be removed by the affirmative vote of the holders of 68% of the voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors (the "Voting Stock").

     The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender or exchange offer or otherwise attempting to obtain control of CDI, even though such an attempt might be beneficial to CDI and its shareholders. These provisions could thus increase the likelihood that incumbent directors will retain their positions. In addition, the classification provisions may discourage accumulations of large blocks of our common stock that are effected for purposes of changing the composition of the board of directors. Accordingly, shareholders could be deprived of certain opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.

     Preferred Stock. The articles of incorporation authorize the board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of such series, including:

     - the designation of the series,

     - the number of shares of the series, which number the board may thereafter (except where otherwise provided in the certificate of designation) increase or decrease (but not below the number of shares thereof then outstanding),

     - whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series,

     - the dates at which dividends, if any, will be payable,

     - the redemption rights and price or prices, if any, for shares of the series,

     - the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series,

     - the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of CDI,

     - whether the shares of the series will be convertible into shares of any other class or series, or any other security, of CDI or any other corporation, and, if so, the specification of the other class or series or the other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all of the terms and conditions upon which such conversion may be made,

     - restrictions, if any, on the issuance of shares of the same series or of any other class or series, and

     - voting rights, if any, of the shareholders of such series, which may include the right of such shareholders to vote separately as a class on any matter.

     We believe that the ability of the board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our shareholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which CDI's securities may be listed or traded.

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

     Although the board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that, depending on the terms of such series, might impede the completion of a proxy contest, merger, tender or exchange offer or other attempt to obtain control of CDI. The board of directors will make any determination to issue such shares based on its judgment as to the best interests of CDI and its shareholders. The board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be otherwise able to change the composition of the board of directors, including a tender or exchange offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then current market price of such stock.

     No Shareholder Action by Written Consent; Special Meetings. The articles of incorporation and bylaws provide that shareholder action can be taken only at an annual or special meeting of shareholders and prohibit shareholder action by written consent in lieu of a meeting. The bylaws provide that special meetings of shareholders can be called only upon a written request by the chief executive officer or a majority of the members of the board of directors. Shareholders are not permitted to call a special meeting or to require that the board of directors call a special meeting.

     The provisions of the articles of incorporation and the bylaws prohibiting shareholder action by written consent may have the effect of delaying consideration of a shareholder proposal, including a shareholder proposal that a majority of shareholders believes to be in the best interest of CDI, until the next annual meeting unless a special meeting is called. These provisions would also prevent the holders of a majority of the voting stock from unilaterally using written consents to take shareholder action. Moreover, a shareholder could not force shareholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of shareholders prior to the time a majority of the board of directors believes such consideration to be appropriate.

     Amendment of Certain Provisions of the Articles of Incorporation and Bylaws. Under the Minnesota Business Corporation Act (the "MBCA"), the shareholders have the right to adopt, amend or repeal the bylaws and, with the approval of the board of directors, the articles of incorporation. The articles of incorporation provide that the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, and in addition to any other vote required by the articles of incorporation or bylaws, is required to amend provisions of the articles of incorporation or bylaws relating to:

     - the prohibition of shareholder action without a meeting,

     - the prohibition of shareholders calling a special meeting,

     - the number, election and term of CDI's directors,

     - the removal of directors or

     - fixing a quorum for meetings of shareholders.

     The vote of the holders of a majority of the voting power of the then outstanding shares of Voting Stock is required to amend all other provisions of the articles of incorporation. The bylaws further provide that the bylaws may be amended by the board of directors. These super-majority voting requirements will have the effect of making more difficult any amendment by shareholders of the bylaws or of any of the provisions of the articles of incorporation described above, even if a majority of CDI's shareholders believes that such amendment would be in their best interests.

     Anti-takeover Legislation. As a public corporation, CDI will be governed by the provisions of Section 302A.673 of the MBCA. This anti-takeover provision may eventually operate to deny shareholders the receipt of a premium on their common stock and may also have a depressive effect on the market price of our common stock. Section 302A.673 prohibits a public corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved by a

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

committee of all of the disinterested members of the board of directors of CDI before the interested shareholder's share acquisition date. Coflexip S.A. is excluded from this prohibition pursuant to a written agreement with CDI. A "business combination" includes mergers, asset sales and other transactions. An "interested shareholder" is a person who is the beneficial owner of 10% or more of the corporation's Voting Stock. Reference is made to the detailed terms of
Section 302A.673 of the MBCA.

LIMITATION ON DIRECTORS' LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The articles of incorporation contain a provision that eliminates, to the extent currently allowed under the MBCA, the personal monetary liability of a director to CDI and its shareholders for breach of fiduciary duty of care as a director, except in certain circumstances. If a director were to breach such fiduciary duty of care in performing duties as a director, neither CDI nor its shareholders could recover monetary damages from the director, and the only course of action available to CDI's shareholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of the fiduciary duty of care. To the extent certain claims against directors are limited to equitable remedies, this provision of the articles of incorporation may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors for breach of their fiduciary duty of care. Additionally, equitable remedies may not be effective in many situations. If a shareholder's only remedy is to enjoin the completion of the board of directors' action, this remedy would be ineffective if the shareholder does not become aware of a transaction or event until after it has been completed. In such a situation, such shareholder would not have effective remedy against the directors.

     Our bylaws require us to indemnify directors and officers to the fullest extent permitted under Minnesota law. The MBCA provides that a corporation organized under Minnesota law shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined in the MBCA) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceedings if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such rights of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     All of the foregoing indemnification provisions include statements that such provisions are not to be deemed exclusive of any other right to indemnity to which a director or officer may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Norwest Bank Minnesota, N.A.

                              SELLING SHAREHOLDERS

     In addition to covering the offering of common stock by us, this prospectus covers the offering for resale of common stock by selling shareholders. This includes shares owned by our largest shareholder Coflexip S.A., should Coflexip S.A. decide to sell some or all of its shares. The applicable prospectus supplement will set forth, with respect to each selling shareholder,

     - the name of the selling shareholder,

     - the nature of any position, office or other material relationship which the selling shareholder will have had during the prior three years with Cal Dive or any of its predecessors or affiliates,

     - the number of shares of common stock owned by the selling shareholder prior to the offering,

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

     - the number of shares to be offered for the selling shareholder's account and

     - the number of shares and (if one percent or more) the percentage of common stock to be owned by the selling shareholder after completion of the offering.

     The selling shareholders may include or consist of, from time to time, such underwriters and/or other persons with whom we may enter into standby arrangements from time to time as described under "Plan of Distribution".

                              PLAN OF DISTRIBUTION

DISTRIBUTIONS BY CAL DIVE

     We may sell common stock to one or more underwriters for public offering and sale by them. We also may sell common stock directly to investors or to other purchasers or through dealers or agents. We will name any underwriter, dealer or agent involved in the offer and sale of the common stock in the applicable prospectus supplement.

     We may distribute common stock from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. We may sell common stock under this prospectus from time to time in one or more transactions on the Nasdaq National Market or in negotiated transactions or a combination of these methods.

     In connection with distributions of common stock, we may enter into hedging transactions with broker-dealers through which those broker-dealers may sell common stock registered hereunder in the course of hedging, through short sales, the positions they assume with us.

     In connection with the sale of common stock, we may compensate underwriters, dealers or agents or purchasers of common stock may compensate their agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in a distribution of common stock may be deemed to be underwriters, and any discounts or commissions received by them from us (along with any profit on the resale of common stock by them) may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation we pay will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis and any dealer will purchase common stock as a principal, and may then resell that common stock at varying prices to be determined by the dealer.

     We may enter into agreements to provide indemnification and contribution to underwriters, dealers and agents who participate in a distribution of common stock against certain civil liabilities, including liabilities under the Securities Act, and to reimburse those underwriters, dealers and agents for certain expenses.

     If we so indicate in the applicable prospectus supplement, we will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase offered common stock from us, at the public offering price set forth in the applicable prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of offers.

     Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

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

DISTRIBUTION BY SELLING SHAREHOLDERS

     Selling shareholders may distribute common stock from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market, in the over-the-counter market, in transactions otherwise than on the Nasdaq National Market or in the over-the-counter market or in a combination of any of these transactions. Selling shareholders may sell common stock at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may from time to time offer their common stock through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling shareholders and/or the purchasers of the common stock for whom they act as agent. From time to time the selling shareholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of Cal Dive, or derivatives thereof, and may sell and deliver their shares in connection therewith. In addition, the selling shareholders may from time to time sell their common stock in transactions permitted by Rule 144 under the Securities Act.

     As of the date of this prospectus, we have engaged no underwriter, broker, dealer or agent in connection with any distribution of common stock pursuant to this prospectus by the selling shareholders. To the extent required, the amount of common stock to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to the selling shareholders from the sale of their common stock offered hereby will be the sale price of those shares, less any commissions, if any, and other expenses of issuance and distribution not borne by us.

     The selling shareholders and any brokers, dealers, agents or underwriters that participate with the selling shareholders in a distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The applicable prospectus supplement will set forth the extent to which we will have agreed to bear fees and expenses of the selling shareholders in connection with the registration of the common stock being offered hereby by them. We may, if so indicated in the applicable prospectus supplement, agree to indemnify selling shareholders against certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Unless otherwise specified in a prospectus supplement, certain legal matters with respect to the validity of the common stock will be passed upon for the Company by our Senior Vice President and General Counsel, Andrew C. Becher, and certain other legal matters will be passed upon for the Company by Fulbright & Jaworski L.L.P., Houston, Texas. As of July 18, 2000, lawyers at Fulbright & Jaworski L.L.P. working on this offering owned 1,000 shares of our common stock. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The estimated reserve evaluations and related calculations of Miller & Lents, Ltd. incorporated by reference in this prospectus and elsewhere in this registration statement have been included herein and therein in reliance upon the authority of said firm as an expert in petroleum engineering.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. You may inspect those reports, proxy statements and other information at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of those materials from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us. Our common stock is listed on the Nasdaq National Market. Reports, proxy and information statements and other information concerning CDI can also be inspected at the Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

     We have filed with the SEC a registration statement on Form S-3 covering the common stock offered by this prospectus. This prospectus is only a part of the registration statement and does not contain all of the information in the registration statement. For further information on us and the common stock being offered, please review the registration statement and the exhibits that are filed with it, as the same may be amended or supplemented from time to time. Statements made in this prospectus that describe documents may not necessarily be complete. We recommend that you review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us.

     The following documents that we have filed with the SEC (File No. 0-22739) are incorporated by reference into this prospectus:

     - Our Annual Report on Form 10-K for the year ended December 31, 1999; and

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at 400 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060, Attention: Secretary (telephone number: (281) 618-0400).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the distribution of the Securities covered by this Registration Statement. All of the expenses will be borne by the Company except as otherwise indicated.

Registration fee under the Securities Act...................   $56,192.40
Printing and engraving expenses.............................            *
Legal fees and expenses.....................................            *
Accounting fees and expenses................................            *
Miscellaneous...............................................            *
                                                               ----------
          Total.............................................   $        *

---------------

* To be provided by amendment.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Minnesota Statutes Section 302A.521 provides that a corporation organized under Minnesota law shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceedings if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such rights of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Reference is made to any underwriting agreement filed by amendment or to be incorporated by reference from a periodic report filed hereafter in connection with or prior to any offering of common stock for a description of indemnification arrangements related to that offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS.

         **1.1           -- Form of Underwriting Agreement for common stock
           3.1           -- Amended and Restated Articles of Incorporation of
                            registrant, incorporated by reference to Exhibit 3.1 to
                            the Form S-1 Registration Statement filed by the Company
                            on May 1, 1997, as amended (Reg. No. 333-26357) (the
                            "Form S-1").
           3.2           -- Bylaws of registrant, incorporated by reference to
                            Exhibit 3.2 to the Form S-1.

            4.1           -- Amended and Restated Loan and Security Agreement by and among registrant, ERT and Fleet
                             Capital Corporation (f/n/a Shawmut Capital Corporation) dated as of May 23, 1995, incorporated by reference to Exhibit 4.1 to the Form S-1.
            4.2           -- Amendment No. 5 to Loan, incorporated by reference to Exhibit 4.2 to the Form S-1.
            4.3           -- Form of Common Stock certificate, incorporated by reference to Exhibit 4.3 to the Form
                             S-1.
            4.4           -- Shareholders Agreement by and among registrant, Coflexip, First Reserve Secured Energy
                             Assets Fund, First Reserve Fund V, First Reserve Fund V-2, First Reserve Fund VI, (the
                             "First Reserve Shareholders"), Messrs. Kratz and Nelson and other shareholders of the
                             Company incorporated by reference to Exhibit 4.4 to the Form S-1.
            4.5           -- Registration Rights Agreement by and between the Company, the First Reserve
                             Shareholders, Messrs. Kratz, Nelson and other shareholders of the Company incorporated by reference to Exhibit 4.5 to the Form S-1.
            4.6           -- Registration Rights Agreement by and between the Company and Coflexip incorporated by reference to Exhibit 4.6 to the Form S-1.
           *5.1           -- Opinion of Andrew C. Becher.
           10.1           -- Purchase Agreement dated April 11, 1997 by and between Coflexip and the Company incorporated by reference to Exhibit 10.1 to the Form S-1.
          *10.2           -- 2000 Annual Incentive Compensation Program.
           10.3           -- 1995 Long Term Incentive Plan, as amended, incorporated by reference to Exhibit 10.3 to the Form S-1.
           10.4           -- Employment Agreement between Owen Kratz and the Company dated February 28, 1999, incorporated by reference to Exhibit 10.5 to the Company's Annual Report on Form 10-K
                             for the year ended December 31, 1998 (the "1998 Form 10-K").
           10.5           -- Employment Agreement between Martin R. Ferron and the Company dated February 28, 1999, incorporated by reference to Exhibit 10.6 to the 1998 Form 10-K.
           10.6           -- Employment Agreement between S. James Nelson and the Company dated February 28, 1999, incorporated by reference to Exhibit 10.7 to the 1998 Form 10-K.
           10.7           -- Employment Agreement between Louis L. Tapscott and the Company dated February 28, 1999, incorporated by reference to Exhibit 10.8 to the 1998 Form 10-K.
           21.1           -- Subsidiaries of the Registrant. The Company has four subsidiaries, Energy Resource
                             Technologies, Inc., Cal Dive Offshore, Ltd., Aquatica, Inc. and Cal Dive I -- Title XI,
                             Inc.
          *23.1           -- Consent of Arthur Andersen LLP.
          *23.2           -- Consent of Miller & Lents, Ltd.
          *23.3           -- Consent of Andrew C. Becher (included in Exhibit 5.1).
          *24.1           -- Powers of Attorney from members of the Board of Directors and certain officers of the registrant (contained on pages II-5 and II-6).

---------------

 * Filed herewith.

** To be filed by amendment or to be incorporated by reference from a periodic report filed hereafter in connection with or prior to an offering of common stock.

ITEM 17. UNDERTAKINGS.

     The registrant hereby undertakes:

     - To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      - to include any prospectus required by section 10(a)(3) of the Act of 1933;

      - to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      - to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in the previous two clauses do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     - That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     - To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     - That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     - That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     - That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cal Dive International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 20, 2000.

                                            CAL DIVE INTERNATIONAL, INC.

                                            By:  /s/ S. JAMES NELSON, JR.
                                              ----------------------------------
                                                     S. James Nelson, Jr.
                                                 Executive Vice President and
                                                   Chief Financial Officer

     Know all men by these presents, that each individual whose signature appears below constitutes and appoints Owen Kratz and Andrew C. Becher and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on July 20, 2000.

                        NAME                                                TITLE
                        ----                                                -----

                   /s/ OWEN KRATZ                        Chairman, Chief Executive Officer and
-----------------------------------------------------      Director (principal executive officer)
                     Owen Kratz

                /s/ MARTIN R. FERRON                     President, Chief Operating Officer and
-----------------------------------------------------      Director
                  Martin R. Ferron

              /s/ S. JAMES NELSON, JR.                   Executive Vice President, Chief Financial
-----------------------------------------------------      Officer and Director (principal financial
                S. James Nelson, Jr.                       officer)

                 /s/ A. WADE PURSELL                     Vice President -- Finance (principal
-----------------------------------------------------      accounting officer)
                   A. Wade Pursell

                 /s/ GORDON F. AHALT                     Director
-----------------------------------------------------
                   Gordon F. Ahalt

             /s/ BERNARD J. DUROC-DANNER                 Director
-----------------------------------------------------
               Bernard J. Duroc-Danner

                 /s/ CLAIRE GIRAULT                      Director
-----------------------------------------------------
                   Claire Girault

                 /s/ ALINE F. MONTEL                     Director
-----------------------------------------------------
                   Aline F. Montel

                                                         Director
-----------------------------------------------------
                     Kevin Wood

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         **1.1           -- Form of Underwriting Agreement for common stock
           3.1           -- Amended and Restated Articles of Incorporation of
                            registrant, incorporated by reference to Exhibit 3.1 to
                            the Form S-1 Registration Statement filed by the Company
                            on May 1, 1997, as amended (Reg. No. 333-26357) (the
                            "Form S-1").
           3.2           -- Bylaws of registrant, incorporated by reference to
                            Exhibit 3.2 to the Form S-1.
           4.1           -- Amended and Restated Loan and Security Agreement by and
                            among registrant, ERT and Fleet Capital Corporation
                            (f/n/a Shawmut Capital Corporation) dated as of May 23,
                            1995, incorporated by reference to Exhibit 4.1 to the
                            Form S-1.
           4.2           -- Amendment No. 5 to Loan, incorporated by reference to
                            Exhibit 4.2 to the Form S-1.
           4.3           -- Form of Common Stock certificate, incorporated by
                            reference to Exhibit 4.3 to the Form S-1.
           4.4           -- Shareholders Agreement by and among registrant, Coflexip,
                            First Reserve Secured Energy Assets Fund, First Reserve
                            Fund V, First Reserve Fund V-2, First Reserve Fund VI,
                            (the "First Reserve Shareholders"), Messrs. Kratz and
                            Nelson and other shareholders of the Company incorporated
                            by reference to Exhibit 4.4 to the Form S-1.
           4.5           -- Registration Rights Agreement by and between the Company, the First Reserve Shareholders, Messrs. Kratz, Nelson and
                            other shareholders of the Company incorporated by
                            reference to Exhibit 4.5 to the Form S-1.
           4.6           -- Registration Rights Agreement by and between the Company and Coflexip incorporated by reference to Exhibit 4.6 to
                            the Form S-1.
          *5.1           -- Opinion of Andrew C. Becher.
          10.1           -- Purchase Agreement dated April 11, 1997 by and between
                            Coflexip and the Company incorporated by reference to
                            Exhibit 10.1 to the Form S-1.
         *10.2           -- 2000 Annual Incentive Compensation Program.
          10.3           -- 1995 Long Term Incentive Plan, as amended, incorporated by reference to Exhibit 10.3 to the Form S-1.
          10.4           -- Employment Agreement between Owen Kratz and the Company dated February 28, 1999, incorporated by reference to
                            Exhibit 10.5 to the Company's Annual Report on Form 10-K
                            for the year ended December 31, 1998 (the "1998 Form
                            10-K").
          10.5           -- Employment Agreement between Martin R. Ferron and the
                            Company dated February 28, 1999, incorporated by
                            reference to Exhibit 10.6 to the 1998 Form 10-K.
          10.6           -- Employment Agreement between S. James Nelson and the
                            Company dated February 28, 1999, incorporated by
                            reference to Exhibit 10.7 to the 1998 Form 10-K.
          10.7           -- Employment Agreement between Louis L. Tapscott and the
                            Company dated February 28, 1999, incorporated by
                            reference to Exhibit 10.8 to the 1998 Form 10-K.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          21.1           -- Subsidiaries of the Registrant. The Company has four
                            subsidiaries, Energy Resource Technologies, Inc., Cal
                            Dive Offshore, Ltd., Aquatica, Inc. and Cal Dive
                            I -- Title XI, Inc.
         *23.1           -- Consent of Arthur Andersen LLP.
         *23.2           -- Consent of Miller & Lents, Ltd.
         *23.3           -- Consent of Andrew C. Becher (included in Exhibit 5.1).
         *24.1           -- Powers of Attorney from members of the Board of Directors and certain officers of the registrant (contained on
                            pages II-5 and II-6).

---------------

 * Filed herewith.

** To be filed by amendment or to be incorporated by reference from a periodic report filed hereafter in connection with or prior to an offering of common stock.